UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2013

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, Legg Mason, Inc. (the “Company”) agreed with Ronald R. Dewhurst, Senior Executive Vice President, and Thomas P. Lemke, Executive Vice President and General Counsel, that those individuals will be leaving the firm and their employment will terminate as of March 31, 2013.

On March 28, 2013, the Company entered into a Severance Agreement and Release of Claims with each of Messrs. Dewhurst and Lemke (each a “Separation Agreement”). In consideration of the general release of claims contained in, and compliance with the terms of, the applicable Separation Agreement, including the restrictive covenants described below, Mr. Dewhurst will be entitled to the following benefits: (i) 167,921 unvested restricted stock units and stock options to purchase 7,000 and 20,040 shares at exercise prices of $33.97 and $27.45, respectively, held by Mr. Dewhurst will immediately vest under the terms of the awards or of the Separation Agreement; (ii) $3,310,000 payable in a lump sum upon the effectiveness of the Separation Agreement; (iii) twelve months of COBRA coverage at the Company’s expense for Mr. Dewhurst, his spouse and eligible dependents; and (iv) certain outplacement services to be provided by the Company’s designated provider. In consideration of the general release of claims contained in, and compliance with the terms of, the applicable Separation Agreement, including the restrictive covenants described below, Mr. Lemke will be entitled to the following benefits: (i) 59,890 unvested shares of restricted stock and stock options to purchase 3,000, 4,800, 6,648, 11,996 and 17,899 shares at exercise prices of $33.97, $27.45, $33.25, $33.99 and $23.72, respectively, held by Mr. Lemke will immediately vest under the terms of the awards or of the Separation Agreement; (ii) $2,100,000 payable in a lump sum upon the effectiveness of the Separation Agreement; (iii) twelve months of COBRA coverage at the Company’s expense for Mr. Lemke, his spouse and eligible dependents; and (iv) certain outplacement services to be provided by the Company’s designated provider.

Pursuant to the terms of the Separation Agreements, Messrs. Dewhurst and Lemke have agreed (i) for a period of 12 months to refrain from soliciting or inducing any employee or client of the Company or its related entities to terminate his or her employment or business relationship with the Company and (ii) to not disclose or misuse confidential information of the Company at any time.

The Company expects to incur approximately $8.5 million in charges in the quarter ended March 31, 2013 as a result of the matters covered by the Separation Agreements.

A press release discussing these and other senior management changes at the Company is attached to this Report as Exhibit 99 and is incorporated by reference into this Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims dated March 28, 2013 among the Company, Legg Mason Asset Management Australia Limited, Legg Mason & Co., LLC and Ronald R. Dewhurst

10.2	Severance Agreement and Release of Claims dated March 28, 2013 among the Company, Legg Mason & Co., LLC and Thomas P. Lemke

99	Press Release, dated April 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
Date: April 2, 2013		Title:	Vice President

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